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                                                                       EXHIBIT 5

                              BAKER & MCKENZIE LLP
                                Attorneys at Law

                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201

                                  June 28, 2005

Board of Directors
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124

Re: RadiSys Corporation (the "Company")

Gentlemen:

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 700,000 shares of Common Stock, no par value, of the Company (the "Stock"), which shares shall be issued pursuant to the Company's 1996 Employee Stock Purchase Plan, as amended (the "Plan"), and (b) such additional shares of Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities").

      We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

      Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the applicable terms and conditions of the Plan and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, and assuming no change in the applicable law or facts, the Securities will be validly issued, fully paid and nonassessable.

      This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.


                                               Very truly yours,

                                               /s/Baker & McKenzie LLP